UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 24, 2017
Date of Report (Date of earliest event reported)

Lincoln National Corporation
(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087
(Address of principal executive offices)(Zip Code)

(484) 583-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
       (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective January 24, 2017, the Board of Directors of Lincoln National Corporation ("LNC" or the "Company"), on recommendation of the Company's Corporate Governance Committee, approved an amendment to the Company's Amended and Restated Bylaws (the "Bylaws"), to implement proxy access as a means for the Company's shareholders to include shareholder-nominated director candidates in the Company's proxy materials for its annual meeting of shareholders.   The approved proxy access will first be available to shareholders in connection with the Company's 2017 Annual Meeting of Shareholders.

The Bylaws include new sections 14 and 15 in Article 1 that permit a shareholder, or a group of up to 20 shareholders, owning at least three percent of the Company's outstanding stock continuously for at least three years to nominate and include in the Company's annual meeting proxy materials, director nominees constituting up to the greater of two directors or twenty percent of the Board, provided that the shareholder(s) and nominee(s) satisfy the eligibility, procedural and other requirements specified in the Bylaws.  Certain of the eligibility requirements, including completion of  a customary director questionnaire and a representation agreement disclosing voting commitments and outside compensation, also apply to director nominations made pursuant to Section 11.

This description of the amendment is qualified in its entirety by reference to the full text of the amendment, which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Amendment to LNC's Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By        /s/ Randal J. Freitag
Name:  Randal J. Freitag
Title:    Executive Vice President and
 Chief Financial Officer

Date:  January 30, 2017

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amendment to LNC's Amended and Restated Bylaws